UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 5, 2003 Date of Report (Date of earliest event reported)

ROYAL GOLD, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-5664	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO		80202-1132
(Address of principal executive offices)		(Zip Code)

303-573-1660 (Registrant's telephone number, including area code)

Item 7.	Financial Statements and Exhibits

(c)	Exhibits

Number	Description

99.1	Press release dated June 5, 2003, "Royal Gold Announces Second Half Semiannual Dividend."

Item 9.	Regulation FD Disclosure

On June 5, 2003, Royal Gold, Inc. announced that its Board of Directors has declared its second half 2003 semiannual dividend of US$0.05 per share of common stock. The information contained in the press release dated June 5, 2003, regarding the Company's semiannual dividend is incorporated herein by reference and is filed as exhibit 99.1 hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

By:	/s/ Karen Gross
Name:	Karen Gross
Title:	Vice President & Corporate Secretary

Dated: June 5, 2003

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INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated June 5, 2003, "Royal Gold Announces Second Half Semiannual Dividend."
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Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION CONTACT:

Stanley Dempsey, Chairman, CEO & President Karen Gross, Vice President & Corporate Secretary (303) 573-1660

ROYAL GOLD ANNOUNCES SECOND HALF SEMIANNUAL DIVIDEND

           DENVER, COLORADO. JUNE 5, 2003: ROYAL GOLD, INC. (NASDAQ:RGLD; TSX:RGL) today announced that its Board of Directors has declared its second half 2003 semiannual dividend of US$0.05 per share of common stock. The dividend is payable on July 18, 2003, to shareholders of record at the close of business on July 3, 2003. The Company has paid an annual dividend since 2000 and moved to a semiannual dividend in January of 2003.

           Royal Gold is a precious metals royalty company engaging in the acquisition and management of precious metals royalty interests. Royal Gold is publicly traded on the NASDAQ National Market System, under the symbol "RGLD" and on the Toronto Stock Exchange, under the symbol "RGL." The Company's web page is located at www.royalgold.com.

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